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Exhibit 10.22

Execution Copy

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

    This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT ("Amendment"), dated as of August 3, 2001, is by and among PLACER CAPITAL CO., a California corporation ("Placer"), CALIFORNIA COMMUNITY BANCSHARES, INC., a Delaware corporation ("CCB") (Placer and CCB may be referred to individually and without distinction as a "Borrower" and collectively as the "Borrowers"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Bank").

RECITALS

    WHEREAS, the Borrowers and the Bank entered into an Amended and Restated Credit Agreement dated as of July 28, 2000, as amended by that First Amendment to Credit Agreement and Limited Waiver of Default dated as of June 19, 2001 (as amended, the "Credit Agreement"); and

    WHEREAS, the Borrowers and the Bank desire to make certain amendments to the Agreement;

    NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed by and between Placer, CCB and the Bank as follows:

    Section 1.  Capitalized Terms.  All capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context otherwise requires.

    Section 2.  Amendments to Credit Agreement.

  (a)
  The definition of "Eurodollar Rate" contained in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

    "Eurodollar Rate":  With respect to any date of determination, the average offered rate for one month deposits in United States dollars, which rate appears on Telerate page 3750 as of 11:00 a.m., London time (or such other time as of which such rate appears) on such date of determination, or the rate for such deposits determined by the Agent at such time based on such other published service of general application as shall be selected by the Bank for such purpose, provided that in lieu of determining the rate in the foregoing manner, at the option of the Bank, the Bank may determine the rate based on rates at which one month deposits in United States dollars are offered to the Bank in the interbank Eurodollar market at such time in an amount approximately equal to the aggregate principal amount of the Advances to which such rate is to apply. "Telerate page 3750" means the display designated as such on the Telerate reporting system operated by Telerate System Incorporated (or such other page as may replace such page 3750 for the purpose of displaying London interbank offered rates of major banks for U.S. Dollar deposits).

  (b)
  Section 1.1 of the Credit Agreement is hereby amended by adding the definitions of "Prime Rate" and "Prime Rate Advance" in the correct alphabetical order to read as follows:

    "Prime Rate": The rate of interest from time to time publicly announced by the Bank as its "prime rate." The Bank may lend to its customers at rates that are at, above or below the Prime Rate. For purposes of determining any interest rate hereunder or under any other Loan

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    Document which is based on the Prime Rate, such interest rate shall change as and when the Prime Rate shall change.

    "Prime Rate Advance": An Advance with respect to which the interest rate is determined by reference to the Prime Rate.

  (c)
  The definition of "Revolving Commitment Ending Date" contained in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

    "Revolving Commitment Ending Date": August 11, 2002, but as such date may be extended pursuant to Section 2.13.

  (d)
  The last sentence of Section 2.5 of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

      If the Borrower shall fail to notify the Bank of the continuation of any Eurodollar Rate Advances within the time required by this Section, at the option of the Bank, such Advances shall, on the last day of the Interest Period applicable thereto (A) automatically be continued as Eurodollar Rate Advances of the same type and the same Interest Period or (B) automatically be converted to Prime Rate Advances.

  (e)
  Except for references to such terms specifically so amended by this Amendment, all remaining references to the term "Reference Rate" or "Reference Rate Advance" contained in the Credit Agreement are hereby amended to be references to the term "Prime Rate" or "Prime Rate Advance", as applicable.

    Section 3.  Conditions to Effectiveness of Amendment.  This Amendment shall become effective upon delivery to the Bank of, and compliance by the Borrowers with, each of the following:

  (a)
  The Bank shall have received this Amendment dated the date of the delivery thereof, and duly executed by the Borrowers.

  (b)
  The Bank shall have received a copy of the resolutions of the Board of Directors of each of Placer and CCB authorizing the execution, delivery and performance of this Amendment and the other documents executed by the Borrowers in connection with this Amendment (collectively, the "Amendment Documents"), certified as true and accurate by its respective Secretary or Assistant Secretary, along with a certification by such Secretary or Assistant Secretary (i) certifying that there has been no amendment to the Articles of Incorporation or Bylaws of Placer and CCB, respectively, since the same were delivered to the Bank with a certificate of its respective Secretary dated July 28, 2000; and (ii) identifying the officers executing the Amendment Documents and certifying as to their incumbency.

    Section 4.  Representations, Warranties, Authority, No Adverse Claim.

  (a)
  Reassertion of Representations and Warranties, No Default. The Borrowers hereby represent that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in Article IV of the Credit Agreement are true, correct and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Credit Agreement, and (b) there will exist no Default or Event of Default under the Credit Agreement as amended by this Amendment on such date which has not been waived.

  (b)
  Authority, No Conflict, No Consent Required.  The Borrowers represent and warrant that they have the power and legal right and authority to enter into the Amendment Documents and have duly authorized as appropriate the execution and delivery of the Amendment Documents and other agreements and documents executed and delivered by the Borrowers in connection herewith or therewith by proper corporate action, and none of the Amendment Documents

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    nor the agreements contained herein or therein contravene or constitute a default under any agreement, instrument or indenture to which any Borrower is a party or a signatory or a provision of any Borrower's Organizational Documents or any other agreement or requirement of law, or result in the imposition of any Lien on any of its property under any agreement binding on or applicable to any Borrower or any of their property except, if any, in favor of the Bank. The Borrowers represent and warrant that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by any Borrower of the Amendment Documents or other agreements and documents executed and delivered by each Borrower in connection therewith or the performance of obligations of each Borrower therein described, except for those which any Borrower has obtained or provided and as to which such Borrower has delivered certified copies of documents evidencing each such action to the Bank.

  (c)
  No Adverse Claim.  Each Borrower hereby warrants, acknowledges and agrees that no events have taken place and no circumstances exist at the date hereof which would give such Borrower a basis to assert a defense, offset or counterclaim to any claim of the Bank with respect to such Borrower's obligations under the Credit Agreement, as amended by this Amendment.

    Section 5.  Affirmation of Credit Agreement and Security Documents.  The Bank and the Borrowers each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment. The Borrowers confirm to the Bank that the Obligations are and continue to be secured by the security interest granted by Placer in favor of the Bank under the Security Documents, and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of Placer under such documents and any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by Placer.

    Section 6.  Merger and Integration, Superseding Effect.  This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment shall control with respect to the specific subjects hereof and thereof.

    Section 7.  Severability.  Whenever possible, each provision of this Amendment and the other Amendment Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

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    Section 8.  Successors.  The Amendment Documents shall be binding upon the Borrowers and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrowers and the Bank and their respective successors and assigns.

    Section 9.  Legal Expenses.  As provided in Section 8.2 of the Credit Agreement, the Borrowers agree to reimburse the Bank, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses of Dorsey & Whitney LLP, counsel for the Bank) incurred in connection with the Credit Agreement, including in connection with the negotiation, preparation and execution of the Amendment Documents and all other documents negotiated, prepared and executed in connection with the Amendment Documents, and in enforcing the obligations of each Borrower under the Amendment Documents, and to pay and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Amendment Documents, which obligations of the Borrowers shall survive any termination of the Credit Agreement.

    Section 10.  Headings.  The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

    Section 11.  Counterparts.  The Amendment Documents may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and either party to the Amendment Documents may execute any such agreement by executing a counterpart of such agreement.

    Section 12.  Governing Law.  THE AMENDMENT DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS, THEIR HOLDING COMPANIES AND THEIR AFFILIATES.

[The remainder of this page is intentionally left blank.]

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    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date above written.

PLACER CAPITAL CO.
By:	/s/ J. THOMAS BYRON J. Thomas Byron
Its:	Secretary
CALIFORNIA COMMUNITY BANCSHARES, INC.
By:	/s/ ANAT BIRD Anat Bird
Its:	President and Chief Executive Officer
U.S. BANK NATIONAL ASSOCIATION
By:	/s/ AL HIGHAM Al Higham
Its:	Vice President

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  Exhibit 10.22
SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
RECITALS